Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 of our report dated March 31, 2025, with respect to the consolidated financial statements of Healthcare Triangle, Inc. as of and for the year ended December 31, 2024 incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2025, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

The Woodlands, TX

July 10, 2026